Exhibit 10(g)
Company Vehicle Operations
SENIOR MANAGEMENT VEHICLE
PROGRAM (SMVP) SUPPLEMENT

http://cvo.gm.com	Revised: 12/15/05

TABLE OF CONTENTS:
1.	PURPOSE OF THE SENIOR MANAGEMENT VEHICLE PROGRAM (SMVP)

2.	PARTICIPATION
2.1	SMVP Participation Waiver (Opt-out)
3.	CVO ONLINE DRIVER ORIENTATION

4.	PROGRAM ADMINISTRATION FEE REQUIREMENT

5.	VEHICLE ASSIGNMENT
5.1	Vehicle Selection

5.2	Assignment Period

5.3	SMVP Participation During Leave of Absence
6.	IMPUTED INCOME

7.	DRIVE AND BUY

8.	BIENNIAL PURCHASE / LEASE REQUIREMENT
8.1	Overview

8.2	New or Returning Participant’s Compliance Requirement

8.3	Waivers and Extensions to Waivers

8.4	Short-Term Exceptions

Company Vehicle Operations
Program Supplement for Senior Management Vehicle Program (SMVP) Drivers
1.	PURPOSE OF THE SENIOR MANAGEMENT VEHICLE PROGRAM (SMVP)

The purpose of the Senior Management Vehicle Program (SMVP) is to increase exposure of GM vehicles by allowing senior management to drive company-owned vehicles of their preference. Members of senior management are encouraged to use their assigned vehicles as a means to promote GM’s diverse line of products.

2.	PARTICIPATION
2.1	SMVP Participation Waiver (Opt-out)

Participation in the SMVP is optional. If an eligible participant decides to opt-out of the program, a Participation Waiver Request form (CVO-011) must be completed. This form is available on the Forms page and SMVP page of the CVO website.
3.	CVO ONLINE DRIVER ORIENTATION

To ensure consistent communication of applicable program policies and responsibilities, participants are required to complete the CVO Online Driver Orientation and acknowledge program compliance during the orientation. The Online Driver Orientation is required for all new PEP and SMVP participants, as well as any PEP or SMVP participant returning from an ISP assignment after an absence of more than one year. In addition, any PEP or SMVP participant who has been on medical leave, extended absence, or FMLA for more than one year will also be required to complete the orientation.

The web-based orientation can be accessed through the Company Vehicle Operations website at http://cvo.gm.com. All participants who are required to complete the Online Driver Orientation will receive a notice via e-mail, which will contain their access code and a direct link to the orientation program. Participants will have 30 days from the day they received the notice to complete the Online Driver Orientation.

The program is also available for use on a voluntary basis. Those interested in viewing the Online Driver Orientation may send an e-mail, including their full name and e-mail address, to cvo.administration7@gm.com. Shortly after the e-mail is received, a response will be sent to the e-mail address provided containing a login name and access code. Access for this login name will remain active for a 30-day period.

4.	PROGRAM ADMINISTRATION FEE REQUIREMENT

SMVP participants are charged a monthly Program Administration Fee, one-half of which is withheld semi-monthly as a payroll deduction. The administration fee collected from SMVP and PEP participants is used to offset a portion of the SMVP/PEP program costs, which include the following:
•	Inventory carrying costs

•	Collision and liability coverage

•	Licensing and titling

•	Fuel and fluids costs

Company Vehicle Operations
Program Supplement for Senior Management Vehicle Program (SMVP) Drivers
•	Personnel to administer the program, including pre-delivery inspections and vehicle switches

•	Personal property and use tax on inventory

•	Lease/maintenance costs for the property required to store incoming and outgoing vehicles (i.e., the regional centers)
The Corporation periodically reviews the overall program expense and determines when the administrative fee amount should be adjusted.
5.	VEHICLE ASSIGNMENT
5.1	Vehicle Selection

SMVP participants can select the vehicle they will be assigned by completing the SMVP Vehicle Preferences form (CVO-021). See the Model Year PEP and GM Employee Purchase Programs Product Availability Matrix on the Reference Materials page of the CVO website for information on Marketing constraints. SMVP participants will be advised of any production constraints for their selected vehicle by their CVO vehicle coordinator.

5.2	Assignment Period

SMVP vehicles are to be assigned and driven for a minimum of 90 days regardless of mileage. The 90-day vehicle in-service period may not be reduced or increased to accommodate an eligible purchaser’s personal circumstances. However, the assignment period may be adjusted as a result of GM business directives or by circumstances such as GM shutdowns, GM holidays, and the availability of replacement vehicles for SMVP drivers.

5.3	SMVP Participation During Leave Of Absence

SMVP participants may continue to participate in the SMVP during the following types of leaves of absence (provided the participant is still able to safely operate the assigned vehicle and complies with all program requirements):
•	Leave of absence which is not initiated by the employee (for example, disability) (No longer than 12 months)

•	Family and Medical Leave Act (FMLA) or Dependent Care Leave of Absence (No longer than 6 months)

Participants who are planning to take a leave of absence for FMLA or Dependent Care may request to continue SMVP participation during their leave for up to the 6-month maximum by submitting a Family and Medical Leave Act (FMLA) or Dependent Care Leave of Absence Product Evaluation Program (PEP) Agreement form (CVO-047) to their business unit Human Resources representative.
Fuel expenses incurred during the leaves of absence are at the expense of the employee. However, the Corporation will continue to bear the cost of an oil change, window washing fluid, wiper replacement and vehicle washes during the leave.

Company Vehicle Operations
Program Supplement for Senior Management Vehicle Program (SMVP) Drivers
6.	IMPUTED INCOME

Tax laws require GM to impute income to SMVP participants for the benefit they derive from the personal (non-business) use of SMVP vehicles. In order to comply with this obligation, appropriate amounts of income are imputed in the compensation SMVP participants are paid at the end of each month. The specific amount of income imputed to an individual SMVP participant during any particular month is based on the dealer net value of the vehicle assigned to that driver on a particular day of that month, as reflected in CVMS (Company Vehicle Management System).

SMVP participants are given additional compensation to offset taxes (“gross-up”) related to the use of assigned vehicles they drive, up to a certain maximum dealer net value. The SMVP participants are responsible for the expense of personal taxes on imputed income resulting from any incremental value in the excess of the set maximum dealer net value.

7.	DRIVE AND BUY

SMVP participants are allowed to purchase/lease two company-owned vehicles (any combination of D&B or tagged) each calendar year. Many participants utilize the D&B option to comply with the PEP Biennial Purchase/Lease Requirement, which also applies to the SMVP. In this circumstance, it is necessary for a participant to place their D&B order early enough to have the vehicle produced, shipped, evaluated and purchased/leased two years from their last purchase or lease date. SMVP participants may designate a vehicle for D&B purposes by submitting a Senior Management Vehicle Program (SMVP) Vehicle Request Form (CVO-045).

Information on D&B product availability and restriction can be accessed on the Reference Materials page of the CVO website by clicking on the link Model Year PEP and GM Employee Purchase Programs Product Availability Matrix.

Generally, when a D&B vehicle has been received and prepped for delivery by a CVO vehicle exchange facility, the SMVP participant who ordered the D&B will be scheduled for a vehicle exchange. The replaced vehicle will be re-assigned to another assigned driver to complete the assignment period, if needed.

D&B vehicles are GM inventory intended for eventual sale as an unaltered GM product. Participants should not alter or add accessories to their assigned D&B vehicle (i.e., trailer hitch, oversized mirrors, etc.).

To check the status of a D&B order, participants should call the Drive and Buy Status Hot Line at (313)-667-7457 or they can contact their CVO coordinator.

If it becomes necessary to cancel a D&B order/vehicle “tag”, a participant must submit a PEP Request to Cancel Tag on Drive and Buy Vehicle form (CVO-046) to the appropriate CVO Region Assistant Manager. The form is available in the Forms section of the CVO website.

If a SMVP participant cancels a D&B order/vehicle “tag” twice within a 24-month period, the participant may not place a D&B order for 36 months from the date the CVO Region Assistant Manager signs off on the second occurrence. The participant will retain the requirement to purchase/lease a vehicle under provisions of the Biennial Purchase/Lease Requirement. (See section 8. BIENNIAL PURCHASE / LEASE REQUIREMENT.)

A cancelled D&B order/vehicle “tag” will be included and counted within the prescribed 24-month period if:

Company Vehicle Operations
Program Supplement for Senior Management Vehicle Program (SMVP) Drivers
1.	The participant ordered, was assigned and drove the D&B vehicle, thus “benefiting from the use of a vehicle of their choosing” according to Federal tax regulations and

2.	The reason for dropping the tag was other than:
•	Major mechanical problems (validated by warranty history of the vehicle)

•	Vehicle damage (validated by Incident Report claim submitted to ESIS)

•	Job transfer to another state

•	Job transferred overseas (ISP assignment)

•	Circumstances beyond the participant’s control (i.e., life event change, divorce, etc.)
D&B vehicles are sold as “used vehicles” and, as such, are not expected to be free of all evidence of ordinary use. Therefore, minor cosmetic vehicle damage, such as surface scratches or “dimples”, will not be repaired by GM prior to the sale of the vehicle and may not be used as a valid justification for a participant to cancel purchase of a D&B vehicle.
See General Policy Handbook for U.S. Assigned Drivers, section 13. VEHICLE REPLACEMENT WHEN ASSIGNED VEHICLE REQUIRES REPAIR, for policy regarding vehicle exchange when a currently assigned vehicle requires repair.
8.	BIENNIAL PURCHASE / LEASE REQUIREMENT
8.1	Overview

The PEP Biennial Purchase/Lease Requirement policy, which applies to both the PEP and SMVP, requires participants to:
•	Purchase or lease a current or immediate past model year GM vehicle for their family’s/household’s personal use at least once every two years and

•	Be in compliance at all times by retaining the purchased/leased vehicle until replaced with another current or immediate past model year GM vehicle by 2 years from their last purchase/lease date on record or sooner*
(See General Policy Handbook for U.S. Assigned Drivers, section 7.4 Family / Household Members, for definition of “family/household member(s)”.) (“Current model year” is defined as the latest Vehicle Identification Number (VIN) model year of a vehicle make or model.)

(*A “sooner” purchase/lease date will reset the beginning of the next 2-year compliance measurement period to that date.) The assignment of a SMVP vehicle is not intended to avoid the need for a personal family/household vehicle.
The method of attaining compliance is at the discretion of the participant. A participant may choose to purchase/lease from one of the following GM Vehicle Purchase Program options: Company-Owned (Drive and Buy or “tagged”) or GMS (GM Out-of Stock). A participant may also elect to satisfy their requirement by purchasing/leasing a GM vehicle on a retail basis. Participants who intend to meet the Biennial Purchase/Lease

Company Vehicle Operations
Program Supplement for Senior Management Vehicle Program (SMVP) Drivers
Requirement through a lease are reminded that the requirement applies regardless of the lease term into which they enter.

For participants who choose to comply with the Biennial Purchase/Lease Requirement using the Drive and Buy program (see section 7. DRIVE AND BUY), it is necessary that they order a vehicle early enough to have it produced, driven and purchased/leased by two years from their last purchase/lease date on record. Participants should consider the availability of their desired vehicle when making their purchase/lease plans. High demand vehicles are limited in their availability and long in their production lead time. Ordering a high demand vehicle or new model and subsequently learning there is limited possibility of owning it by the participant’s required purchase/lease date is not an acceptable reason for deviation from the Biennial Purchase/Lease Requirement.

The PEP/SMVP vehicle retention policy, which requires a participant to retain for family/household use a current or immediate past model vehicle at all times, should not be confused with the GM Employee Vehicle Purchase Program (EVPP) retention policy that applies to purchased/leased GMS or used Company-Owned vehicles. Vehicles purchased/leased through the VPP must be retained in accordance with the requirements of the VPP’s Rules and Guidelines, in effect at the time of vehicle purchase/lease. The VPP Rules and Guidelines can be accessed through the GM Family First website or on the Employee Vehicle Purchase Program page of the CVO website.

When a SMVP participant satisfies the Biennial Purchase/Lease Requirement through the purchase/lease of a company-owned vehicle through the Drive and Buy option or through the Company-Owned Vehicle Request System, the purchase information is automatically updated into the Company Vehicle Management System (CVMS). In this case, there is no need for the participant to submit a compliance notification form.

When a SMVP participant satisfies the Biennial Purchase/Lease Requirement through the purchase/lease or other acquisition of a current or immediate past model year GM vehicle, which is not a company-owned vehicle, they must submit a PEP Biennial Purchase/Lease Requirement Compliance form (CVO-040) to CVO Administration, as indicated on the form.

CVO monitors participant compliance with the Biennial Purchase/Lease Requirement based on the date on record for the participant’s last purchase or lease. Non-compliant participants, who are notified by CVO during the compliance verification process, must verify their compliance within 30 days of the notification by submission of form CVO-040. A participant who does not submit their compliance information within 30 days is required to return their assigned vehicle to their CVO Region office. In the case of a field driver in the CVO National Region, they are required to return their assigned vehicle and keys to the dealer from which the vehicle was originally obtained and notify their CVO contact.

A participant, who had been removed from the SMVP due to non-compliance with the Biennial Purchase/Lease Requirement, is ineligible to participate in the SMVP for a period of 90 days from the date they returned their assigned vehicle. After the 90-day ineligibility period, the participant, who becomes compliant and has submitted form CVO-040, should contact their vehicle coordinator to schedule a vehicle assignment to resume participation.

8.2	New or Returning Participant’s Compliance Requirement

Company Vehicle Operations
Program Supplement for Senior Management Vehicle Program (SMVP) Drivers
While the Biennial Purchase/Lease Requirement policy requires a participant to be in compliance at all times, a new participant or one that is returning (e.g., repatriating from an ISP assignment) has a six-month grace period from the date of their program eligibility to become compliant.

Based on their date of eligibility to participate in the SMVP, a new or returning participant should decide the best method to ensure compliance within the six-month grace period. For example, it may not be feasible to order a Drive and Buy vehicle due to end-of-model production, vehicle order cut-off dates, etc. Therefore, the best method may be GMS or some other option to satisfy their requirement.

When a new or returning participant satisfies the Biennial Purchase/Lease Requirement through GMS or other option (not through purchase/lease of a company-owned vehicle) they must submit a PEP Biennial Purchase/Lease Requirement Compliance form (CVO-040).

In the event a new or returning participant is in jeopardy of a significant financial hardship as the result of entering into a lease (which expires later than the six-month requirement) prior to being notified of their appointment to PEP/SMVP, they should contact CVO Administration at (313)-667-7458 to discuss their situation. The current leased vehicle may meet the Biennial Purchase/Lease Requirement.

It should be noted that having a Drive and Buy vehicle ordered but not purchased at the end of the six-month grace period does not put a participant in compliance.

Note: The compliance policy for new participants also applies to participants whose Biennial Purchase/Lease Requirement waivers are not extended.

8.3	Waivers and Extensions to Waivers

Adherence to the Biennial Purchase/Lease Requirement may not be appropriate in all circumstances. For example, there may be no other adult licensed drivers in a participant’s family/household or the other licensed drivers in the family/household are also provided a company vehicle by their employer. However, the Biennial Purchase/Lease Requirement must be complied with if the spouse or qualified same-sex domestic partner is self-employed or effectively his or her own employer. In such circumstances, a participant may request a waiver from the purchase/lease requirement by submitting a PEP Participant’s Request for Waiver/Exception to the Biennial Purchase/Lease Requirement form (CVO-050).

Participants with approved Biennial Purchase/Lease Requirement waivers on file are required to confirm each year that the circumstance, which previously warranted an approved waiver, continues to exist. If the same circumstance continues to exist, the participant must submit a PEP Biennial Purchase/Lease Requirement Participant’s Waiver Continuation Statement form (CVO-051), 12 months from the date on their last submitted form.

Participants who no longer qualify for a waiver are permitted up to six months from the date of the condition, which qualified them for the waiver ceases to exist to comply with the Biennial Purchase/Lease Requirement. If compliance is fulfilled through GMS or other option (which is not through purchase/lease of a company-owned vehicle) the participant must submit a PEP Biennial Purchase/Lease Requirement Compliance form

Company Vehicle Operations
Program Supplement for Senior Management Vehicle Program (SMVP) Drivers
(CVO-040). CVO Administration should be notified at (313)-667-7458 when a waiver condition changes.

Please note that participants who qualify for a waiver to the Biennial Purchase/Lease Requirement and who do not have their own vehicle insurance may be subject to personal financial exposure if they drive a vehicle that is not owned by GM. (See General Policy Handbook for U.S. Assigned Drivers, section 9.6 Risk to Assigned Drivers Who Do Not Own and Insure a Personal Vehicle.)

8.4	Short-Term Exceptions

Participants who believe they have a valid reason for not meeting their compliance verification date (two years from their last purchase/lease date) must submit a PEP Participant’s Request for Waiver/Exception to the Biennial Purchase/Lease Requirement form (CVO-050).

A short-term exception to the Biennial Purchase/Lease Requirement is permissible when an unanticipated condition prevents delivery of an intended purchase/lease vehicle in an ordinary and reasonable timeframe, for example, an unforeseen delay in production scheduling or vehicles damaged in transit.

A short-term exception is not permissible for circumstances caused by participants, such as ordering a limited production vehicle with known delivery constraints or failing to place a vehicle order with enough time to allow for order processing, production scheduling, manufacturing and shipping to the point of service. Circumstances with regard to improper timing for placing vehicle orders are expected to be limited to those beyond a participant’s control.